Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Three and Nine Months Ended December 31, 2012

PHILADELPHIA--(BUSINESS WIRE)--January 29, 2013--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the three and nine months ended December 31, 2012. As previously announced, the Company sold the Halloween portion of its Paper Magic Group, Inc. (“PMG”) business during the second quarter of fiscal 2013. Under the terms of the purchase agreement, PMG retained responsibility for the manufacture, sale and distribution of all PMG Halloween products for the Halloween 2012 season. Net sales of the Halloween business were $1,415,000 and $1,046,000 in the three months ended December 31, 2012 and 2011, respectively, and were $29,345,000 and $28,718,000 in the nine months ended December 31, 2012 and 2011, respectively. Operating results for the three and nine months ended December 31, 2012 reflect higher profitability compared to the same periods in 2011 from the Halloween portion of the PMG business because costs were reduced as a result of the sale.

Sales for the third quarter of fiscal 2013 decreased 10.2% to $116,020,000 from $129,240,000 in the third quarter of fiscal 2012. Income from continuing operations before income taxes for the third quarter of fiscal 2013 was $17,020,000, compared to $18,857,000 in the third quarter of fiscal 2012. Income from continuing operations for the third quarter of fiscal 2013 was $11,601,000, or $1.21 per diluted share, versus $12,109,000, or $1.24 per diluted share, in the third quarter of the prior fiscal year. Net income for the third quarter of fiscal 2013 was $11,611,000, or $1.22 per diluted share, versus $10,978,000, or $1.13 per diluted share, in the third quarter of fiscal 2012.

Sales for the first nine months of fiscal 2013 decreased 4.0% to $310,572,000 from $323,534,000 in the first nine months of fiscal 2012. Income from continuing operations before income taxes for the first nine months of fiscal 2013 was $27,945,000, compared to $29,677,000 in the prior year. Income from continuing operations for the first nine months of fiscal 2013 was $17,573,000, or $1.83 per diluted share, versus $18,976,000, or $1.95 per diluted share, in the first nine months of fiscal 2012. Net income for the first nine months of fiscal 2013 was $17,628,000, or $1.84 per diluted share, versus $18,894,000, or $1.94 per diluted share, in the first nine months of the fiscal 2012. During the first nine months of fiscal 2013, the Company incurred certain charges as a result of the sale of the Halloween portion of PMG that reduced the operating results for the nine months ended December 31, 2012 as shown in the table below:

First Nine Months of Fiscal 2013	As Reported Results	Halloween Charges, net	Non-GAAP Results
Income from continuing operations before income taxes	27,945,000	6,764,000	34,709,000
Income tax expense	10,372,000	1,532,000	11,904,000
Income from continuing operations	17,573,000	5,232,000	22,805,000
Diluted net income per common share - Continuing Operations	$ 1.83	$ 0.55	$ 2.38

The Company’s highly seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

As previously announced in September 2012, the Company sold the Halloween portion of its PMG business to Gemmy Industries (HK) Limited (“Gemmy”). Under the terms of the purchase agreement, Gemmy acquired certain tangible and intangible assets associated with PMG’s Halloween business. As part of the transaction, PMG retained responsibility for the manufacture, sale and distribution of all PMG Halloween products (such as Halloween masks, costumes, make-up and novelties) for the Halloween 2012 season. As a result of this transaction, CSS incurred pre-tax charges, net of proceeds, of $6,764,000 during the second quarter of fiscal 2013, which costs primarily relate to cash expenditures for facility closures of $1,375,000, severance of $1,282,000, professional and other costs of $1,341,000, and non-cash asset write-downs of $2,336,000 (including $966,000 recorded in cost of sales) and goodwill reduction of $2,711,000. The charges were offset by proceeds of $2,281,000. In connection with the exit of the Halloween product line, a portion of the goodwill associated with the Paper Magic Group reporting unit is required to be allocated to the business being sold. This allocation is made on the basis of the fair value of the assets being sold relative to the overall fair value of the Paper Magic Group reporting unit. During the third quarter and first nine months of fiscal 2013, we paid $630,000 and $1,417,000, respectively, of cash related to these expenses and we expect to pay the remaining cash expenditures through fiscal 2016.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements reflecting the timing and amount of cash expenditures and the Company expects to pay through fiscal 2016 in connection with its sale of the Halloween portion of its PMG business during the second quarter of fiscal 2013. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the Company’s sale of the Halloween portion of its PMG business during the second quarter of fiscal 2013, including the risk that the Company’s future expenditures in connection with such sale may exceed management’s current estimate of such expenditures; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls, customs laws and consumer product safety regulations; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2012 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three and nine months ended December 31, 2012 and 2011 and consolidated condensed balance sheets as of December 31, 2012, March 31, 2012 and December 31, 2011 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	December 31,		December 31,
	2012	2011	2012	2011

Sales	$116,020	$129,240	$310,572	$323,534

Costs and expenses
Cost of sales	78,407	87,662	214,930	227,758
Selling, general and administrative expenses	20,509	22,446	61,934	65,533
Disposition of product line, net	-	-	5,798	-
Interest (income) expense, net	(1)	73	(68)	227
Other expense, net	85	202	33	339
	99,000	110,383	282,627	293,857

Income from continuing operations before income taxes	17,020	18,857	27,945	29,677

Income tax expense	5,419	6,748	10,372	10,701

Income from continuing operations	11,601	12,109	17,573	18,976

Income (loss) from discontinued operations, net of tax	10	(1,131)	55	(82)

Net income	$11,611	$10,978	$17,628	$18,894

Net income (loss) per common share
Basic:
Continuing operations	$1.22	$1.25	$1.83	$1.95
Discontinued operations	$0.00	$(0.12)	$0.01	$(0.01)
Total	$1.22	$1.13	$1.84	$1.94

Diluted:
Continuing operations	$1.21	$1.24	$1.83	$1.95
Discontinued operations	$0.00	$(0.12)	$0.01	$(0.01)
Total (1)	$1.22	$1.13	$1.84	$1.94

Weighted average shares outstanding
Basic	9,548	9,723	9,594	9,733
Diluted	9,554	9,732	9,597	9,739

Cash dividends per share of common stock	$0.15	$0.15	$0.45	$0.45

(1) Total net income per share for certain periods does not foot due to rounding.

CSS INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31,	March 31,	December 31,
	2012	2012	2011
ASSETS

Current assets
Cash and cash equivalents	$53,347	$66,135	$10,489
Accounts receivable, net	94,445	45,026	107,808
Inventories	66,087	71,671	74,005
Deferred income taxes	4,834	3,595	3,751
Other current assets	13,704	15,441	13,529
Current assets of discontinued operations	-	183	13,900

Total current assets	232,417	202,051	223,482

PROPERTY, PLANT AND EQUIPMENT, NET	28,164	29,582	30,138

DEFERRED INCOME TAXES	195	1,184	4,633

OTHER ASSETS
Goodwill	14,522	17,233	17,233
Intangible assets, net	28,446	29,689	30,129
Other	7,046	6,825	9,316

Total other assets	50,014	53,747	56,678

Total assets	$310,790	$286,564	$314,931

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued customer programs	$7,089	$3,298	$6,149
Other current liabilities	45,717	33,069	47,757
Current liabilities of discontinued operations	499	2,390	5,680

Total current liabilities	53,305	38,757	59,586

LONG-TERM OBLIGATIONS	5,020	4,604	4,556

STOCKHOLDERS' EQUITY	252,465	243,203	250,789

Total liabilities and stockholders' equity	$310,790	$286,564	$314,931

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(in thousands, except per share amounts)

Reconciliation and computation of income from continuing operations before income taxes, income tax expense, income from continuing operations and diluted income per share:

	Nine Months Ended December 31, 2012
	Income from
	Continuing			Diluted Income
	Operations		Income from	Per Share,
	Before Income	Income Tax	Continuing	Continuing
	Taxes	Expense	Operations	Operations (1)

As Reported	$27,945	$10,372	$17,573	$1.83
Related to cost of sales	966	354	612	0.06
Related to disposition of product line, net	5,798	1,178	4,620	0.48
Non-GAAP Measurement	$34,709	$11,904	$22,805	$2.38

Management believes that presentation of results of operations adjusted for the affects of the disposition of the Halloween product line provides useful information to investors with respect to the Company’s operating results for the nine months ended December 31, 2012 because it enhances comparability between the reporting periods.

(1) Diluted Income Per Share, Continuing Operations does not foot due to rounding.

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
215-988-4565